Exhibit 10.1

AMENDMENT TO PROMISSORY NOTE

This Amendment to Promissory Note (this “Amendment”) is made effective the 3rd day of March, 2003, by TULLY’S COFFEE CORPORATION, a Washington corporation (“Maker”), and KENT CENTRAL, L.L.C., a Washington limited liability company (“Holder”).

R E C I T A L S

A.                                   Maker has previously executed that certain Promissory Note dated November 1, 2002, in favor of Holder in the original principal amount of up to TWO MILLION EIGHT HUNDRED NINETY THOUSAND THIRTY SEVEN AND 09/100 DOLLARS ($2,890,037.09), a copy of which is attached hereto as Exhibit A and by this reference incorporated herein (the “Note”).  To secure repayment of the Note, Maker executed and delivered to Holder that certain General Security Agreement also dated November 1, 2002, a copy of which is attached hereto as Exhibit B and by this reference incorporated herein (the “Security Agreement”).  A UCC-1 Financing Statement was filed on November 5, 2002 under File No. 2002-310-5560-6 (the “Financing Statement”).

B.                                     Repayment of the Note has been guaranteed by Richard Padden and Laurie Padden, husband and wife, Tom O’Keefe and Cathy O’Keefe, husband and wife, Ron Neubauer and Linda Neubauer, husband and wife, George Hubman and Carolyn Hubman, husband and wife, Larry Hood and Ritchie Hood, husband and wife, Marc Evanger and Heidi Evanger, husband and wife, and Kevin Fortun, as his separate estate (individually a “Guarantor” and collectively the “Guarantors”).

C.                                     The Security Agreement contemplated that Holder would subordinate its interest in the “Collateral” (as defined in the Security Agreement”) to a third party “Asset Based Financing Facility” lender who would make a loan to Maker of up to $1,000,000.

D.                                    Holder has agreed to make the Asset Based Financing Facility Loan to Maker.

NOW, THEREFORE, the parties hereto, in consideration of their mutual promises contained herein and for other good and valuable consideration, hereby agree to amend the Note as follows:

AGREEMENT

1.                                       The amount of the Note shall be increased to up to THREE MILLION EIGHT HUNDRED NINETY THOUSAND THIRTY SEVEN AND 09/100 DOLLARS ($3,890,037.09).  The original $2,890,037.09 described in the Note is herein called the “Original Note Amount” and the additional $1,000,000.00 is herein called the “Increased Note Amount”.  The terms and conditions of the original Note relating to borrowing, repaying, reborrowing, maximum borrowing amount and interest accruing on the Original Note Amount shall continue to govern the Original Note Amount.  The remainder of this Amendment shall govern the borrowing, repaying, reborrowing and interest accruing on the Increased Note Amount.

2.                                       No later than March 5, 2003, Maker shall pay Holder a commitment fee equal to $15,000, which shall be paid to Holder as consideration for Holder’s agreements contained herein to loan Maker up to the maximum amount of the Increased Note Amount and shall not be applied against the principal or interest due under the Note or this Amendment.  Should Maker request, and Holder thereafter agree (which Holder has no obligation to do so), to loan Maker any monies in excess of the Increased Note Amount, Maker shall pay Holder a commitment fee equal to one and one-half percent (1.5%) of said increased amount and one-half of any such increased loan amount borrowed by Maker shall be applied against the Original Note Amount and shall also thereafter reduce the maximum amount of the borrowings under the Original Note Amount by the amount of said repayment.

3.                                       Regarding the Increased Note Amount, Maker desires to obtain short-term financing by borrowing from Holder against all Acceptable/Eligible Accounts (as defined in Section 4 below).

4.                                       The following definitions shall govern the terms and provisions of this Amendment as it relates to the Increased Note Amount.

(a)                                  “Account” means any right of payment for goods sold or leased, and delivered, or services rendered, to a Customer net of any credit memo or payments received by Maker from the Customer.

(b)                                 “Acceptable/Eligible Account” means an Account conforming to the warranties of Maker set forth in Section 7 below and that meets all of the following requirements: (i) has not been outstanding for more than 90 days from the date of the invoice, (ii) has been underwritten and not disapproved by Holder if Holder so chooses to underwrite an Account, (iii) has not been reduced from the original amount billed by (A) offset, or (B) an adjustment of any kind other than a credit memo (credit memos are handled as part of the definition of Account in Section 4(a) above), (iv) is not subject to a Customer Dispute, and (v) the amount owed to the Customer by Maker is less than fifty percent (50%) of the amount the Customer owes to Maker under the Account.

(c)                                  “Customer” means Maker’s customer or the Account debtor.

(d)                                 “Customer Dispute” means any claim by a Customer against Maker of any kind whatsoever, valid or invalid, that potentially reduces the amount collectible from a Customer by Maker or Holder.

5.                                       Holder agrees to loan to Maker, up to the Increased Note Amount, a sum equal to all Acceptable/Eligible Accounts as certified to Holder by an “Authorized Officer” (as defined in the Security Agreement) in the form of Exhibit C attached hereto and by this reference incorporated herein (the “Borrowing Certificate”).  Maker shall submit a Borrowing Certificate signed by an Authorized Officer to Holder on the day before Maker first desires to obtain loan funds evidenced by the Increased Note Amount and then no later than 12:00 P.M. Pacific

Standard or Daylight Time, as applicable, on every Wednesday thereafter.  If Maker is unable to submit a Borrowing Certificate on a Wednesday for any reason, Maker shall notify Holder in writing no later than 12:00 P.M. Pacific Standard or Daylight Time, as applicable, on such Wednesday that Maker is unable to submit a Borrowing Certificate, the reason for such inability and the date on which Maker expects to be able to submit the Borrowing Certificate.  At any time after Maker has failed to submit a Borrowing Certificate, Holder may request in writing to Maker that Maker pay over to Holder immediately upon receipt by Maker all monies received by Maker in payment of any Account and Maker shall comply with such request no later than two (2) “Business Days” (as defined in the Note) after Maker’s receipt of such request until Maker has submitted its next Borrowing Certificate.  If requested by Holder in writing, within two (2) Business Days of its receipt of Holder’s request Maker shall provide to Holder the original Acceptable/Eligible Account (Invoice), together with one copy thereof, a copy of the bill of lading contract, purchase order, purchase order number and/or any other requisite supporting documentation corresponding to said Account.  If Maker fails to submit a signed Borrowing Certificate to Holder for two consecutive Wednesdays or if Maker fails to submit any Account or back up materials within two (2) Business Days of its receipt of Holder’s request, Maker shall be deemed to have no Acceptable/Eligible Accounts and Maker shall repay to Holder all amounts outstanding under the Increased Note Amount.

6.                                       Maker shall properly mark each Acceptable/Eligible Account against which Maker has borrowed funds from Holder as assigned to Holder and Holder is authorized to notify each Customer of said assignment.

7.                                       Maker represents and warrants to Holder that:

(a)                                  Maker is the sole and absolute owner of any and all Accounts and Maker has full legal right to make the assignment and transfer as set forth in the Security Agreement and in this Amendment;

(b)                                 All Acceptable/Eligible Accounts so certified by Maker are an accurate statement of a bona fide sale, delivery and acceptance of merchandise, or performance of service by Maker to/for an Account-debtor.  Each Acceptable/Eligible Account is not contingent upon the fulfillment of any promise by Maker and each Account-debtor’s business is believed to be solvent.  The terms for payment of said Accounts are Net 30 days or as expressly set forth on the face of an Account delivered to Holder, and the payment of said Accounts are not contingent upon the fulfillment by Maker of any further performance of any nature whatsoever.  Within two (2) Business Days Maker shall give written notice to Holder of any credit memo, write-off or similar adjustment in excess of $5,000.00, or of a lesser amount which, in the aggregate with related credit memos, write-offs and similar adjustments for the same Customer, is in excess of $5,000;

(c)                                  With respect to any Acceptable/Eligible Account for which Maker has borrowed funds from Holder, there are no known setoffs, Customer Disputes, adverse claims, defenses and/or liens whatsoever against the payment of said Accounts except the liens in favor of Holder and the Guarantors.  Maker shall, immediately upon borrowing against any Acceptable/Eligible Account, make proper entries on its books and records disclosing the assignment and pledge of said Accounts to Holder;

(d)                                 Maker does not own, control, manage, participate in management or have any involvement and/or association whatsoever with the business of any Account-debtor related to any Acceptable/Eligible Accounts for which Maker has borrowed funds from Holder;

(e)                                  Maker’s taxes are not delinquent nor has Maker been subject to a tax levy by any governmental entity nor are there now on file in any public office tax liens affecting Maker;

(f)                                    All  records, statements, books or other documents shown to Holder by Maker at any time, whether before or after the signing of this Amendment, are true and accurate;

(g)                                 Maker shall furnish Holder with periodic statements, accounts receivable agings, journals, bank records and other information as requested by Holder from time to time;

(h)                                 Maker will not change or modify the terms of the original sold and assigned Account with Customer unless Holder first consents to such change in writing.  Holder agrees to provide a prompt response to Maker’s request for modification or change with respect to an Acceptable/Eligible Account;

(i)                                     Maker shall immediately notify Holder of any Customer Disputes greater than $5,000.00 in total for any one Customer; and

(j)                                     Maker shall promptly notify Holder of any attachment or any other legal process levied against Maker or any of the Collateral.

8.                                       When payment owing on an Acceptable/Eligible Account is paid to Maker, Maker shall notify Holder of such payment in the next Borrowing Certificate and shall pay said amount to Holder with the next Borrowing Certificate.  At Holder’s option, all of Maker’s invoices shall bear the address of a Lock Box chosen by Holder as the “REMIT TO” address and Maker agrees that thereafter all remittances for payment on all such Accounts shall be made to the Lock Box or other repository authorized in writing by Holder.

9.                                       All funds advanced by Holder to Maker under the Increased Note Amount shall bear interest equal to the “Prime Rate” (as defined in the Note), plus four percent (4%) per annum, computed on a 360-day year comprised of twelve 30 day months (but interest shall be charged for the actual number of days principal is unpaid).  Interest on the Increased Note Amount shall be payable monthly and shall be included in the “Interest Statement” described in the Note.  The Increased Note Amount and any accrued but unpaid interest on the Increased Note Amount shall be due and payable in full on March 4, 2004, if not sooner depending on the amount of the

Acceptable/Eligible Accounts outstanding at any time, i.e., the amount outstanding on the Increased Note Amount shall never be greater than the amount of Acceptable/Eligible Accounts then in existence.

10.                                 Maker shall hold Holder harmless against any liability, damages, loss, attorneys’ fees and costs of any type due to any action by a Customer arising from Holder collecting or attempting to collect any Account so long as Holder’s collections are performed in a commercially reasonable manner and in compliance with all applicable laws, rules and regulations.  Maker shall retain the primary responsibility for collection efforts until the occurrence of an Event of Default.

11.                                 Holder shall have the right, to be exercised not more frequently than once each calendar quarter unless an audit by Holder discovers any discrepancies between Maker’s books and records and Maker’s representations herein or in any Borrowing Certificate, to require an audit of Maker’s books and records by Holder’s in-house personnel upon not less than two (2) Business Days prior written notice to Maker, the cost of which audits shall be reimbursed to Holder by Maker.  Maker shall cooperate with Holder in connection with said audit and shall make all of Maker’s books and records relating to all Accounts readily and conveniently available to Holder’s representatives and shall provide Holder’s representatives, at Maker’s cost and expense, with copies of any of Maker’s books and records which Holder’s representatives have requested copies.

12.                                 During any time period that Maker has the right to borrow any of the Increased Note Amount, Section 22.2 of the Security Agreement shall not be enforceable against Holder.

13.                                 This Amendment may be executed in any number of original counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

14.                                 By their execution of counterparts to this Amendment, Guarantors hereby approve the foregoing, agree that nothing contained herein shall in any way terminate or amend their guaranties and hereby subordinate their security interest in the Collateral to the security interest of Holder which secures repayment of the Note, as amended by this Amendment.  Holder acknowledges that Guarantors are not guaranteeing Maker’s repayment of any portion of the Increased Note Amount or the interest earned thereon.

15.                                 Except as set forth in this Amendment, the Note shall remain in full force and effect as originally executed by Maker.

(Signatures Appear on the Following Pages)

MAKER:

TULLY’S COFFEE CORPORATION

By:	/s/ Anthony J. Gioia

Name:	Anthony J. Gioia

Title:	CEO & President

LENDER:

KENT CENTRAL, L.L.C.

By:	/s/ Larry R. Benaroya

Name:	Larry R. Benaroya

Title:	Manager

GUARANTORS:

/s/ Richard Padden
Richard Padden

/s/ Laurie Padden
Laurie Padden

/s/ Tom O’Keefe
Tom O’Keefe

/s/ Cathy O’Keefe
Cathy O’Keefe

/s/ Ron Neubauer
Ron Neubauer

/s/ Linda Neubauer
Linda Neubauer

/s/ George Hubman
George Hubman

/s/ Carolyn Hubman
Carolyn Hubman

/s/ Larry Hood
Larry Hood

/s/ Ritchie Hood
Ritchie Hood

/s/ Marc Evanger
Marc Evanger

/s/ Heidi Evanger
Heidi Evanger

/s/ Kevin Fortun
Kevin Fortun

EXHIBIT A

Copy of Promissory Note

EXHIBIT B

Copy of Security Agreement

EXHIBIT C

Form of Borrowing Certificate

Kent Central, L.L.C.
Attn: Larry R. Benaroya
1001 Fourth Avenue, Suite 4700

Seattle, WA 98104

Kent Central, L.L.C.
Attn: Marc G. Nemirow
1001 Fourth Avenue, Suite 4700
Seattle, WA 98104

Dear Sirs:

Borrowing Certificate and Collateral Report

As provided in the Amendment to Promissory Note dated March 3, 2003 (the “Agreement”), Tully’s Coffee Corporation (“Borrower”) hereby reports and certifies its borrowing base, determined in accordance with the Agreement, is as follows:

Date of Accounts Receivable Aging Report (dated no earlier than two (2) business days prior to the date of this Certificate)	Unpaid accounts receivable 90 or less days from invoice date	Unpaid accounts receivable outstanding more than 90 days from invoice date	Total Accounts Receivable
Total accounts receivable as set forth in the aging (copy attached)	$	$	$
Less- Accounts ineligible due to vendor offsets (schedule attached)	$	$	$
Less- Other ineligible accounts, if any (schedule attached)	$	$	$
Total eligible accounts receivable and Borrowing Base	$

Borrower certifies that the accounts receivable amounts set forth above (the “Accounts”) represent bona fide obligations of Borrower’s customers out of the sale of services or goods to the customers in the ordinary course of business and that such goods have been delivered to these customers as provided in the invoices.  The Accounts are not subject to any liens or security interests except those of Lender and the guarantors of Borrower’s debt to Lender.

As of                                          (the most recent inventory measurement date), Borrower’s total inventories were $                         .

Borrower hereby computes and reports the amount Available for Borrowing under the Agreement as of the date of this certificate to be as follows:

1. Total Outstanding Borrowings under the Agreement as of the previous certificate (Date of certificate: )	$
2. Less- principal payments since the previous certificate (schedule attached)	$
3. Outstanding Borrowings as of this Certificate	$
4. Borrowing Base, from this Certificate (Not to exceed $1,000,000.00)	$
5. Available for Borrowing (excess of Borrowing Base over Outstanding Borrowings as of this Certificate. If amount is a deficit, this amount must be repaid as provided in section 5 of the Agreement).	$
6. New Borrowing Request provided to Lender by Borrower as of the date of this Certificate (cannot be more than the Available amount set forth in item 5 above), attached.	$
7. Adjusted total Outstanding Borrowings (New Borrowing Request from item 6, plus Outstanding Borrowings as of the date of this Certificate in item 3 above)	$

Certified for Tully’s Coffee Corporation on this            day of           , 200

By:
(name of officer and title)

Kent Central, L.L.C.

Attn: Larry R. Benaroya

1001 Fourth Avenue, Suite 4700

Seattle, WA 98104

Kent Central, L.L.C.

Attn: Marc G. Nemirow

1001 Fourth Avenue, Suite 4700

Seattle, WA 98104

Dear Sirs:

Borrowing Request

As provided in the Amendment to Promissory Note dated March 3, 2003 (the “Agreement”), Tully’s Coffee Corporation (“Borrower”) requests a borrowing advance be made to Borrower pursuant to section 5 of the Agreement in the amount of $                                  , and that such funds be paid to Borrower.

Borrower certifies that the total amount of outstanding principal under the Agreement as of this date, including the amount requested under this Borrowing Request, is not in excess of the Borrowing Base, determined in accordance with the Agreement, as of the date of this Borrowing Request.

Requested and certified on behalf of Tully’s Coffee Corporation on this             day of            , 200

By:
(name of officer and title)

MAKER:

TULLY’S COFFEE CORPORATION

By:	/s/ Anthony J. Gioia

Name:	Anthony J. Gioia

Title:	CEO & President

LENDER:

KENT CENTRAL, L.L.C.

By:	/s/ Larry R. Benaroya

Name:	Larry R. Benaroya

Title:	Manager

GUARANTORS:

/s/ Richard Padden
Richard Padden

/s/ Laurie Padden
Laurie Padden